Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF
WILLIS
The preliminary unaudited pro forma condensed combined financial information is based on the historical financial statements of Willis and HRH after giving effect to Willis’ acquisition of HRH on October 1, 2008, together with the related financing and other assumptions and adjustments as described in the accompanying notes. The preliminary unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board, “FASB”, Statement No. 141, Business Combinations, with Willis treated as the acquirer.
The preliminary Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2008 is presented as if the merger and the borrowings used to finance the merger occurred on June 30, 2008. The preliminary Unaudited Pro Forma Condensed Combined Income Statements for the year ended December 31, 2007 and the six months ended June 30, 2008 are presented as if the merger and the related borrowings used to finance the merger occurred on January 1, 2007.
The allocation of the purchase price used in the preliminary unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as Willis finalizes its valuations of the net tangible liabilities and intangible assets of HRH. Accordingly, the final purchase accounting adjustments may be materially different from the preliminary unaudited adjustments presented here.
Certain historical balances of HRH have been reclassified to conform to the pro forma combined presentation. Additionally, Willis management will continue to assess HRH’s accounting policies for any additional adjustments that may be required to conform HRH’s accounting policies to those of Willis.
The preliminary unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Willis that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The preliminary Unaudited Pro Forma Condensed Combined Income Statements do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.
The preliminary unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Willis and HRH included in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2007 (except for items 7 and 8 for Willis which are incorporated by reference from the Current Report on Form 8-K filed on July 11, 2008) and subsequent Quarterly Reports on Form 10-Q for the periods presented. The HRH filings are incorporated by reference to this current Form 8-K/A. Willis’ filings are available online at www.sec.gov or at willis’ website www.willis.com.

WILLIS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
as at June 30, 2008

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma
	Willis	HRH	(Note 3)		Combined
		(millions)
		(unaudited)
ASSETS
Cash and cash equivalents	$205	$178	$—		$383
Fiduciary funds — restricted	1,767	100	—		1,867
Short-term investments	37	—	—		37
Accounts receivable, net	11,013	340	—		11,353
Fixed assets, net	344	26	—		370
Goodwill	1,667	790	630	A	3,087
Other intangible assets, net	72	243	511	B	826
Investments in associates	247	—	—		247
Pension benefits asset	497	—	—		497
Other assets	373	84	48	C	505

TOTAL ASSETS	$16,222	$1,761	$1,189		$19,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$12,216	$478	$—		$12,694
Deferred revenue and accrued expenses	331	67	—		398
Net deferred tax liabilities	22	52	(32)	D	42
Income taxes payable	72	3	—		75
Long-term debt	1,460	425	1,009	E	2,894
Liability for pension benefits	42	—	—		42
Other liabilities	584	55	80	F	719

Total liabilities	14,727	1,080	1,057		16,864

MINORITY INTEREST	53	—	—		53

STOCKHOLDERS’ EQUITY	1,442	681	132	G	2,255

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,222	$1,761	$1,189		$19,172

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

WILLIS
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
for the six months ended June 30, 2008

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma
	Willis	HRH	(Note 3)		Combined
	(millions, except per share data)
	(unaudited)
REVENUES
Commissions and fees	$1,413	$411	$—		$1,824
Investment income	42	4	—		46
Other income	1	2	—		3

Total revenues	1,456	417	—		1,873

EXPENSES
Salaries and benefits	(839)	(242)	—		(1,081)
Other operating expenses	(290)	(82)	—		(372)
Depreciation expense and amortization of intangible assets	(33)	(24)	(19)	B	(76)
Intangible asset impairment charge	—	(18)	18	A	—
Gain on disposal of London headquarters	8	—	—		8

Total expenses	(1,154)	(366)	(1)		(1,521)

OPERATING INCOME	302	51	(1)		352
Interest expense	(37)	(13)	(43)	E	(93)

INCOME BEFORE INCOME TAXES, INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	265	38	(44)		259
Income taxes	(72)	(21)	25	H	(68)

INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	193	17	(19)		191
Interest in earnings of associates, net of tax	23	—	—		23
Minority interest, net of tax	(11)	—	—		(11)

NET INCOME	$205	$17	$(19)		$203

EARNINGS PER SHARE
—Basic	$1.44	$0.46			$1.22
—Diluted	$1.43	$0.46			$1.21
AVERAGE NUMBER OF SHARES OUTSTANDING
—Basic	142	36			166
—Diluted	143	37			168

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.52	$0.27			$0.52

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

WILLIS
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
for the year ended December 31, 2007

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma
	Willis	HRH	(Note 3)		Combined
		(millions, except per share data)
		(unaudited)
REVENUES
Commissions and fees	$2,463	$780	$—		$3,243
Investment income	96	14	—		110
Other income	19	6	—		25

Total revenues	2,578	800	—		3,378

EXPENSES
Salaries and benefits	(1,448)	(455)	—		(1,903)
Other operating expenses	(460)	(154)	—		(614)
HRH release of regulatory charge previously accrued	—	6	—		6
Depreciation expense and amortization of intangible assets	(66)	(42)	(51)	B	(159)
Gain on disposal of London headquarters	14	—	—		14
Net gain on disposal of operations	2	—	—		2

Total expenses	(1,958)	(645)	(51)		(2,654)

OPERATING INCOME	620	155	(51)		724
Interest expense	(66)	(24)	(87)	E	(177)

INCOME BEFORE INCOME TAXES, INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	554	131	(138)		547
Income taxes	(144)	(53)	56	H	(141)

INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	410	78	(82)		406
Interest in earnings of associates, net of tax	16	—	—		16
Minority interest, net of tax	(17)	—	—		(17)

NET INCOME	$409	$78	$(82)		$405

EARNINGS PER SHARE
—Basic	$2.82	$2.14			$2.40
—Diluted	$2.78	$2.11			$2.34
AVERAGE NUMBER OF SHARES OUTSTANDING
—Basic	145	37			169
—Diluted	147	37			173

CASH DIVIDENDS DECLARED PER COMMON SHARE	$1.00	$0.51			$1.00

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
OF WILLIS
1.	Basis of pro forma presentation
The preliminary unaudited pro forma condensed combined financial information is based on the historical financial statements of Willis and HRH after giving effect to Willis’ acquisition of HRH on October 1, 2008, together with the related financing and other assumptions and adjustments as described in the accompanying notes. The preliminary unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board, “FASB”, Statement No. 141, Business Combinations, with Willis treated as the acquirer.
The preliminary Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2008 is presented as if the merger and the borrowings used to finance the merger occurred on June 30, 2008. The preliminary Unaudited Pro Forma Condensed Combined Income Statements for the year ended December 31, 2007 and the six months ended June 30, 2008 are presented as if the merger and the related borrowings used to finance the merger occurred on January 1, 2007. The preliminary pro forma adjustments reflect an exchange ratio of 1.4510 shares of Willis common stock for every share of HRH common stock, based on the average of the closing sales price for Willis common stock for the ten trading day period ending on September 29, 2008.
The allocation of the purchase price used in the preliminary unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as Willis finalizes its valuations of the net tangible liabilities and intangible assets of HRH. In particular, the final valuation of intangible assets and the assessment of their useful lives may change significantly from the preliminary estimates, which could result in a material change to the amortization of intangible assets.
Certain historical balances of HRH have been reclassified to conform to the pro forma combined presentation. Additionally, Willis management will continue to assess HRH’s accounting policies for any additional adjustments that may be required to conform HRH’s accounting policies to those of Willis.
The preliminary unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Willis that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The preliminary Unaudited Pro Forma Condensed Combined Income Statements do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.
The preliminary unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Willis and HRH included in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2007 (except for items 7 and 8 for Willis which are incorporated by reference from the Current Report on Form 8-K filed on July 11, 2008) and subsequent Quarterly Reports on Form 10-Q for the periods presented. The HRH filings are incorporated by reference to this current Form 8-K/A. Willis’ filings are available online at www.sec.gov or at Willis’ website www.willis.com.
2.	Purchase price
Willis and HRH entered into a plan of merger on June 7, 2008. Willis completed the acquisition of HRH on October 1, 2008. The stock price used to determine the preliminary estimated purchase price was based on the average of the closing prices of Willis common stock for the five trading days through October 1, 2008, the date of the merger. The preliminary estimated purchase price also includes the fair value of Willis stock options that were issued in exchange for HRH’s existing stock options and other costs of the transaction.

The calculation of the preliminary estimated purchase price is as follows:
Calculation of shares of Willis common stock to be issued:

Number of shares of HRH common stock outstanding as of September 30, 2008 (i)	37.28 million
Agreed consideration per share	$46
Total consideration payable to HRH shareholders	$1,715 million
Exchange ratio based on the average of the closing share price for Willis common stock for the ten trading days through September 29, 2008	1.4510
Number of shares of Willis common stock issued based on final election results and applying the proration provisions as per the merger agreement	24.38 million

Calculation of preliminary estimated purchase price:	(millions)
Fair value of 24.38 million shares of Willis common stock (ii)	$791
Unrecognized stock-based compensation relating to 241,145 non-vested HRH restricted shares(iii)	3
Cash issued to HRH shareholders – 20.48 million shares at $46 per share	942
Estimated fair value of 2,643,454 fully vested HRH stock options (iv)	19
Estimated Willis transaction costs (v)	34

Preliminary estimated total purchase price	$1,789

(i)	Includes 241,145 restricted shares of HRH common stock that fully vested immediately prior to the merger and will have received the merger consideration of $46 per share.

(ii)	The fair value per share is based on the average of the closing prices of shares of Willis common stock for the five trading days through October 1, 2008, the date of the merger.

(iii)	Represents unrecognized compensation cost, less deferred tax, on HRH restricted stock that fully vested after the merger.

(iv)	Represents the estimated fair value, less deferred tax, of the 2,643,454 stock options outstanding as at September 30, 2008 under HRH’s equity incentive plans. See “Stock options” below.

(v)	Transaction costs include Willis’s estimate of investment banking, legal and accounting fees and other external costs directly related to the merger.
Stock options
Under the terms of the merger, upon completion on October 1, 2008, the 2,643,454 stock options outstanding under HRH’s equity incentive plans were exchanged for Willis stock options at the exchange ratio of 1.4510, which was calculated based on the average of the closing sales price for Willis common stock for the ten trading day period ending on September 29, 2008.
The fair value of the HRH stock options included in the purchase consideration at the date of the merger was based on the fair value of a Willis stock option as of October 1, 2008, adjusted by the exchange ratio of 1.4510. The fair value of the Willis stock option was calculated using the Black-Scholes option pricing model and a share price of Willis common stock of $32.12 and the following assumptions:

Expected option life in years	1.5
Volatility	30%
Risk-free rate	3.43%
Dividend yield	2.50%
Willis believes the fair value of Willis stock options, adjusted for the exchange ratio, approximates the fair value of HRH stock options. Accordingly, the fair value of the HRH stock options was recognized as a component of purchase price and no additional amounts have been recognized as compensation expense.
Allocation of the preliminary estimated purchase price
The preliminary estimated purchase price has been allocated as follows based upon purchase accounting adjustments as of June 30, 2008:

(millions)
HRH net tangible liabilities(i)	$(352)
Adjustments re HRH long term debt(ii)	(19)
Change of control payments(iii)	(46)
Intangible asset(iv)	754
Net deferred tax adjustment(v)	32
Goodwill	1,420

Allocated purchase price	$1,789

(i)	Reflects HRH’s net assets at fair value of $681 million at June 30, 2008, less HRH’s historical goodwill of $790 million and intangible assets of $243 million.

(ii)	Represents a $19 million contractual early redemption penalty relating to the agreed refinancing of HRH’s long-term debt.

(iii)	Represents estimated payments due under change of control clauses in certain senior management employment contracts. Estimated payments include cash severance benefits and additional payments due in the event an excise tax is imposed.

(iv)	Represents identified finite life intangible assets; primarily relates to customer relationships and non-compete contracts for key producers.

(v)	Represents net deferred tax assets associated with fair value adjustments to the fair value of assets and liabilities included in this table with the exception of goodwill.
3.	Pro forma adjustments

A.	Net adjustment to eliminate HRH’s historical goodwill of $790 million and HRH’s 2008 intangible asset impairment charge of $18 million; and to record the preliminary fair value of goodwill arising on the transaction of $1,420 million. Goodwill arising from the merger is not amortized but will be assessed for impairment at least annually.

B.	Net adjustment to eliminate HRH’s historical identifiable intangible assets of $243 million and related amortization of $20 million for the six months ended June 30, 2008 and $33 million for the year ended December 31, 2007; and to record identifiable intangible assets arising from the merger at their preliminary estimated fair value and the related amortization. Fair values have been estimated using an income approach. Amortization expense has been calculated over the estimated useful life using a straight line method, with the exception of customer relationships which has been calculated using a reducing balance method.

			Year ended	Six months
		Estimated	December	ended June 30,
	Preliminary	useful life	31, 2007	2008
	fair value	in years	amortization	amortization
	(millions)		(millions)
Customer relationships	$674	12	$67	$31
Non-compete agreements	61	5	12	6
Trade names	19	4	5	2

Total pro forma adjustments	$754		$84	$39

C.	Adjustment to record estimated deferred debt issuance costs. These costs will be amortized over the life of the debt, using the effective interest rate method.
D.	Net adjustment to reduce the net deferred tax liability, including the benefit of tax relief acquired with HRH intangible assets. Estimated deferred tax assets and liabilities have been calculated using the statutory tax rate of 40%.

E.	Net adjustment to record Willis’s borrowing, and related interest, to finance the estimated $942 million cash due to HRH shareholders, the refinancing of HRH’s $396 million of long-term bank debt and other financing costs associated with the merger; partly offset by an adjustment to record the repayment of HRH’s long-term bank debt and the elimination of HRH’s related interest expense of $11 million for the six months ended June 30, 2008 and $21 million for the year ended December 31, 2007.

The following shows the breakdown of debt used in preparing the unaudited pro forma condensed consolidated financial information:

	Anticipated	Estimated	Annual	Six month
	borrowing(i)	interest rate(ii)	interest(iii)	interest(iii)
	(millions, except for interest rates)
Interim credit facility	$1,000	5.25-6.25%	$81	$39
Bank debt	405	5.25-6.25%	27	15

Total long-term debt	$1,405		$108	$54

(i)	These pro formas have been prepared assuming a draw down on the interim credit facility for the full 18 month period shown, with the remaining funds required financed by bank debt. Willis anticipates refinancing the interim credit facility and so the amount and the terms of the financing may differ from those set out above.

(ii)	The estimated interest rate is based on current assumptions regarding LIBOR and the amount of bank debt raised to finance the transaction. The actual interest rates will vary and may fluctuate over the period. An increase or decrease of 12.5 basis points held constant over the relevant period would increase or decrease, respectively, the total annual interest by $1.8 million and the quarterly interest by $0.4 million.

(iii)	Includes the amortization of the related debt issuance costs.
F.	Adjustment to record liabilities for: payments of $46 million due under change of control clauses in certain senior management employment contracts; and Willis’ estimated merger transaction costs of $34 million.

G.	Adjustment to record the estimated stock consideration of $791 million, the estimated $3 million fair value of HRH non-vested restricted shares and the estimated $19 million fair value of HRH stock options converted to Willis stock options, less the elimination of HRH’s stockholders’ equity of $681 million.

H.	To record the federal and state income tax effects on the pro forma adjustments. Income tax effects have been calculated using the statutory tax rate of 40% for its U.S operations.